As filed with the Securities and Exchange Commission on January 30, 2015

Registration No. 333-192843

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Post-EFFECTIVE AMENDMENT No. 1 TO

form s-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KIPS BAY MEDICAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8947689 (I.R.S. Employer Identification Number)

_______________________

 3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763)-225-6637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Manny Villafaña

Chairman and Chief Executive Officer

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763)-225-6637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Amy E. Culbert, Esq. Oppenheimer Wolff & Donnelly LLP Campbell Mithun Building, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000

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Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment to the Registration Statement on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

On December 13, 2013, Kips Bay Medical, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-192843), which became effective on December 20, 2013, registering the offer and sale by the Company of certain securities up to an aggregate of $50,000,000 on terms to be determined at the time of sale and the resale of up to 539,620 shares of common stock by certain selling security holders named therein.

Pursuant to the undertaking contained in the registration statement, the Company is filing this post-effective amendment no. 1 to the registration statement on Form S-3 to deregister and remove from registration all registered but unsold shares covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota on January 30, 2015.

KIPS BAY MEDICAL, INC.

By:	/s/ Manny Villafaña
Manny Villafaña Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

	Name and Signature	Title	Date

	/s/ Manny Villafaña	Chairman and Chief Executive Officer (principal executive officer)	January 30, 2015
Manny Villafaña

	/s/ Scott Kellen	Chief Operating Officer, Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	January 30, 2015
Scott Kellen

	*	Director	January 30, 2015
Robert E. Munzenrider

	*	Director	January 30, 2015
Robert J. Sheehy

	*	Director	January 30, 2015
Arch C. Smith

* By:	/s/ Scott Kellen	Attorney-in-Fact	January 30, 2015
Scott Kellen